     EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in this Registration Statement of China GengSheng Minerals, Inc. on Form S-3 Amendment No. 1 of our reports dated March 30, 2010 relating to the consolidated financial statements of China GengSheng Minerals, Inc. for the years ended December 31, 2009 and 2008. We also consent to the reference to us under the heading Experts in the Prospectus, which is part of this Registration Statement.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong, China

April 12, 2010